UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [XX]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]	Preliminary Proxy Statement
[  ]	Confidential, for use of the Commission Only
[  ]	Definitive Proxy Statement
[XX]	Definitive Additional Materials
[  ]    Soliciting Material Pursuant to 240.14a-11(c) or
        240.14a-12

                   Commission File No. 0-2673

                  Navarre-500 Building Associates
          (Name of Registrant as Specified In Its Charter)

              (Name of Person(s) Filing Proxy Statement,
                   if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required

[XX]	Fee computed on table below per Exchange Act Rules
        14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:.Participations.

        2)      Aggregate number of securities to which
        transaction applies: $3,200,000 original investment amount.

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

	4)	Proposed maximum aggregate value of transaction:
        $40,000,000.

        5)   Total fee paid: $8,000.


[  ]	Fee paid previously with preliminary materials.

[  ]	Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:
		Schedule 14A.

	3)	Filing Party: Registrant

	4)	Date Filed: October 16, 1998



                        [FORM OF BUY-OUT LETTER]
                   NAVARRE - 500 BUILDING ASSOCIATES
                        c/o Wien & Malkin LLP
                        60 East 42nd Street
                      New York, NY 10165-0015
                     Telephone (212) 687-8700
                     Telecopier (212) 986-7679

                                        September 22, 1999

CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

-----------------------------
------------------------
------------------------

		Re:  Navarre-500 Building Associates

Dear --------------:

	Please be advised that the consents of Participants owning over 80% of the partnership interests in Navarre-500
Building Associates which I hold as your Agent have now been obtained to both items 1 and 2 of the Sale Program described in the July 15, 1999 letter of Peter L. Malkin and the accompanying Statement by the Agents in the Solicitation of Consent and Agreement of the Participants.

	The consent of all Participants to items 1 and 2 of the Sale Program is required. Your consent has not been received. Accordingly, pursuant to Paragraph 4 of the Participating Agreement dated July 2, 1958, I hereby request your consent. If such consent to both items 1 and 2 of the Sale Program is not given within 10 days after the mailing of this letter, I or my designee shall purchase your interest in Navarre-500 Building Associates for the benefit of the consenting Participants. As provided in the Participating Agreement and described in the Statement of July 15, 1999, the purchase price is to be the book value of such interest, but not less than $100. On such basis, the price for your interest is $341.50.

	Excluding persons related to Wien & Malkin LLP, more than 86% of all Participants who consented to the Sale Program also have agreed to the Incentive Compensation, which is voluntary and is not subject to the buy-out described in the July 15, 1999 Statement. The Agents recommend that you consent also to the voluntary Incentive Compensation described in the Statement.

	An additional form of consent and return envelope are enclosed.
                                        Very truly yours,



                                        Thomas N. Keltner, Jr.